                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is dated as of _____________, between International Logistics Limited, a Delaware corporation (the "COMPANY"), and _____________ (the "EXECUTIVE").

          1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

          2. TERM. The employment of the Executive by the Company as provided in Section 1 will commence on the date hereof and terminate at 12:01 a.m. on _____________ (the "EXPIRATION DATE") unless sooner terminated as hereinafter provided (such period, the "EMPLOYMENT PERIOD"). No later than _______________, the Company shall provide the Executive with written notice as to whether (a) the Company intends to renew the Agreement (including proposed terms for such renewal which the Executive may accept, reject or negotiate, at his discretion), or (b) the Agreement will be terminated at the conclusion of the Employment Period.

          3.  POSITION, DUTIES AND RESPONSIBILITIES.

               (a) POSITION. The Executive hereby agrees to serve as_____________________________________________________________ of the
Company. The Executive shall devote his best efforts and his full business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board of Directors of the Company (the "BOARD"). The Company shall retain full direction and control of the means and methods by which the Executive performs the above services.

               (b) PLACE OF EMPLOYMENT. Unless the parties agree otherwise in writing, during the term of this Agreement, the Executive shall perform the services required by this Agreement at the offices of _________________________________, or at such other location(s) as may be prescribed by the Company; PROVIDED, HOWEVER, that no sooner than eighteen months and no later than 24 months from the date of this Agreement, the Executive shall perform the services required by this Agreement at the Company's principal offices in Hillside, Illinois. It is agreed that the Executive will be prepared to travel extensively in support of the companies objectives and while based at ______________________ will be expected to travel Tuesday through Thursday on a weekly basis.

               (c) OTHER ACTIVITIES. Except with the prior written approval of the Board (which the Board may grant or withhold in its sole discretion), the Executive, during the

Employment Period, will not (i) accept any other employment, (ii) serve on the board of directors or similar body of any other business entity, or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place in a competing position to, that of the Company or any of its affiliates.

          4.   COMPENSATION AND RELATED MATTERS.

               (a) SALARY. During the Employment Period, the Company shall pay the Executive a salary of not less than $_________ per year, to be paid consistent with the standard payroll practices of the Company (E.G., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.).

               (b) BUSINESS EXPENSES. The Company shall reimburse the Executive in connection with the conduct of the Company's business upon presentation of sufficient evidence of such expenditures consistent with the Company's policies as in place from time to time.

               (c) OTHER BENEFITS. The Executive shall be entitled to participate in or receive health, welfare, life insurance in the amount of $_______, long-term disability insurance, bonus plan, 401(k), non-qualified plan and similar benefits as the Company provides generally from time to time to its executives. Nothing herein, however, is intended, or shall be construed to require the Company to institute or continue any, or any particular, plan or benefits.

               (d) BONUS. The Executive shall have the opportunity to receive additional performance-based cash bonus compensation (the "Cash Incentive Compensation") of up to _____ percent (__%) of the Executive's annual salary for each fiscal year upon the satisfaction of certain financial targets, based on the targets agreed by the Board for ILL and consistent with those agreed for the Chief Executive Officer and other clearly defined management objectives (the "Cash Incentive Objectives") to be agreed upon annually between the Executive and the Company. For the Company's 1997 fiscal year, the Cash Incentive Objectives shall be agreed upon within thirty
(30) days of the date hereof, and, for each subsequent fiscal year, the Cash Incentive Objectives shall be agreed upon no later than thirty (30) days following the commencement of such fiscal year. In addition, the Executive shall have the opportunity to receive additional performance-based equity compensation (the "Equity Incentive Compensation") each fiscal year consisting of warrants to purchase up to _____ shares of the Company's common stock upon the satisfaction of certain financial and strategic targets (the "Equity Incentive Objectives") to be agreed upon annually between the Executive and the Company. For the Company's 1997 fiscal year, the Equity Incentive Objectives shall be agreed upon within sixty (60) days of the date hereof, and, for each subsequent fiscal year, the Equity Incentive Objectives shall be agreed upon no later than thirty (30) days following the commencement of such fiscal year. If the Equity Incentive Objectives are not fully achieved for any fiscal year, then no Equity Incentive Compensation shall be due or payable to the Executive unless the Board, in its sole discretion, chooses to grant all or any part of such Equity Incentive Compensation to the Executive (it being understood that the Board shall be under no obligation to make any such grant). The warrants vest on issuance and will be issued subject to the price and other customary terms set forth in the warrant agreement with respect thereto and will also be subject (as will any equity received upon warrant exercise) to a subscription agreement executed by the Executive and the Company in connection with such issuance containing investor representations, buy-back provisions and other customary terms. With respect to the terms and conditions of the Executive's purchase and ownership of any such warrants, anything in this Agreement to the contrary notwithstanding, the parties hereto intend that all of the terms, conditions and provisions of the subscription agreement, with respect to the Executive's purchase and ownership of any such warrants, shall remain in full force and effect. To the extent that this Agreement is deemed to be inconsistent in any way with the subscription agreement regarding the terms and conditions of the Executive's purchase and ownership of any such warrants, then the terms, conditions and provisions of the subscription agreement shall prevail to the extent of such inconsistency. Such cash and equity incentives will be paid in accordance with standard company policy and in any event no later than March 15 following the end of each fiscal year.

               (e) AUTOMOBILE. The Company shall provide the Executive with an annual automobile allowance of $12,000, payable in equal installments on a monthly basis.

               (f) VACATION. The Executive will be entitled to four vacation weeks in each calendar year. The Executive will be entitled to all Company holidays.

               (g) WARRANTS. The Company shall provide the Executive with warrants for ______ shares of Company stock. The warrants will be issued with an exercise strike price of $__ and shall be subject to increases in strike price, vesting and other customary terms set forth in the warrant agreement with respect thereto and will also be subject (as will any equity received upon warrant exercise) to a subscription agreement executed by the Executive and the Company in connection with such issuance containing investor representations, buy-back provisions and other customary terms. With respect to the terms and conditions of the

                                    -3-
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Executive's purchase and ownership of any such warrants, anything in this
Agreement to the contrary notwithstanding, the parties hereto intend that all of the terms, conditions and provisions of the subscription agreement, with respect to the Executive's purchase and ownership of any such warrants, shall remain in full force and effect. To the extent that this Agreement is deemed to be inconsistent in any way with the subscription agreement regarding the terms and conditions of the Executive's purchase and ownership of any such warrants, then the terms, conditions and provisions of the subscription agreement shall prevail to the extent of such inconsistency.

          With respect to any warrants issued to the Executive pursuant to this Section 4(g), the Company will use its best reasonable efforts to cause the warrents (or their equivalents) to be issued such that the Executive shall have no liability for income taxes upon the vesting of such warrants. In the event that the Internal Revenue Service determines that the vesting of the warrants results in an income tax liability to the Executive, the Company shall reimburse the Executive for any such income taxes and the interest and penalties relating thereto but only to the extent that such taxes, interest and penalties would not have otherwise been incurred or imposed upon the ultimate sale or disposition by the Executive of such warrants or the shares exercisable therefore. If, upon the vesting of the warrants issued to the Executive pursuant to this Section 4(g), (i) the Executive is determined by the Internal Revenue Service to be liable for any income taxes and (ii) such income taxes, if not then due and payable by the Executive, would be due and payable by the Executive upon the ultimate sale or disposition by the Executive of such warrants or the shares exercisable thereunder, then the Company will lend the Executive the amount necessary to presently pay such income taxes and any interest or penalties assessed to the Executive in connection therewith. Such loan by the Company shall be secured by a promissory note delivered by the Executive at the time of such loan and payable to the Company. The promissory note will (i) be secured by the warrants issued to the Executive pursuant to this Section 4(g) and the shares exercisable thereunder, (ii) have a face value identical to the amount of such loan, (iii) incur interest at a rate of five percent (5%) per year accruing annually, (iv) become due and payable immediately upon any sale or other disposition by the Executive, whether in whole or in part, of such warrant or the shares exercisable thereunder.

               (h) RELOCATION EXPENSES. In connection with the Executive's relocation to the Hillside, Illinois area, the Executive shall be entitled to reimbursement for (i) the reasonable expenses for moving household goods by the Executive in connection with the Executive's relocation to the Hillside, Illinois area, (ii) the customary commission paid by the Executive in connection with the sale of his current, primary residence, (iii) the

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customary commission paid by the Executive in connection with the purchase of a residence in the Hillside, Illinois area and surrounding vicinity (within
50 miles), (iv) financing fees, up to one and one half points, in connection with the Executive's purchase of a residence in the Hillside, Illinois area,
(v) the customary and reasonable costs of appraisals paid by the Executive in connection with the sale of his current, primary residence and the purchase of a residence in the Hillside, Illinois area, and (vi) reasonable travel expenses incurred by the Executive for the transportation of the Executive and his immediate family for house hunting trips and from the Executive's current, primary residence to the Executive's new residence in the Hillside, Illinois area. If necessary, the Company shall purchase the Executive's current residence at its fair market value pursuant to the terms of that certain Prudential Resources Management Relocation Agreement by and between the Company and Prudential Residential Services, Limited Partnership. Except as set forth above, the Executive will bear all expenses, costs and capital losses associated with his relocation.

          (i) The Company shall provide the Executive with the necessary office equipment including laptop PC, cellular phone, pager and fax machine for home use. The Executive shall reimburse the Company for all non-business calls made on Company equipment and the Company shall reimburse the Executive for all business calls made on personal phone lines.

          (j) The Executive shall be entitled to purchase up to $_______ of ILL Stock at $__ per share within 90 days of commencing employment.

          5. TERMINATION. The Executive's employment hereunder shall be or may be terminated, as the case may be, under the following circumstances:

               (a) DEATH. The Executive's employment hereunder shall terminate upon his death.

               (b) DISABILITY. The Executive's employment hereunder shall terminate upon the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than 90 days during any 180-day period.

               (c) CAUSE. The Company may terminate the Executive's employment hereunder for "CAUSE" by delivery of written notice to the Executive concerning the same. Cause shall mean (i) Executive's material breach of any of the covenants made by him in Sections 3(a), 3(c), 7 and 8 of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a

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felony under the laws of any state, the District of Columbia or of the United
States, (iii) his misconduct in the performance of his duties hereunder, including without limitation, his willful failure or refusal to carry out any proper direction by the Board with respect to the services to be rendered by him hereunder or the manner of rendering such services or his habitual neglect of his duties as an officer of the Company, which misconduct or neglect, if capable of cure, shall continue for thirty (30) days after receipt of written notice from the Company, or (iv) his engaging in any material misconduct, dishonesty, misappropriation of the assets of the Company, its equity holders or any of its or their, as the case may be, affiliates, or any negligent acts, in each case, detrimental in any material respect to any of the foregoing.

               (d) EMPLOYMENT-AT-WILL. The Executive hereby agrees that the Company may dismiss him under this Section 5 without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, including in
Section 2 of this Agreement, the Executive's employment with the Company is not for any specified term and may be terminated by the Company at any time, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

               (e) VOLUNTARY RESIGNATION. The Executive may voluntarily resign his position and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "NOTICE OF RESIGNATION"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "DATE OF RESIGNATION"), which date shall, in any event, be no more than thirty days from the date the Notice of Resignation is delivered to the Company.

               (f) CONSTRUCTIVE DISCHARGE. The Executive may regard his employment as being constructively terminated by the Company and may resign his position by delivery of Notice of Resignation as described in Section 5(e) above if there has been a substantial diminution in the Executive's duties and responsibilities with the Company since the date of this Agreement (a "CONSTRUCTIVE DISCHARGE").

               (g) NOTICE. Any termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and

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circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (h) "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(b), above, (iii) if the Executive's employment is terminated pursuant to subsection (c) above, or without cause by the Company, the date specified in the Notice of Termination, and (iv) if the Executive resigns, the Date of Resignation.

               (i)   TERMINATION OBLIGATIONS.

          (i) The Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "PERSONAL PROPERTY" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

         (ii) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

        (iii) The representations and warranties contained herein and the Executive's obligations under Sections 5(h), 7, 8, 9 and 15 shall survive termination of the Employment Period and the expiration of this Agreement.

          6.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.

               (a) DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of disability due to physical or mental illness, the Executive shall continue to receive the salary payable to the Executive pursuant to and in accordance with the terms of Section 4(a) hereof until his employment is terminated pursuant to Section 5(b) hereof, provided that payments so made to the Executive during the first 90 days of the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. In the

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event that the Cash Incentive Objectives are met at the end of the fiscal year in which the Executive is terminated, the Company shall also pay to the Executive, within thirty (30) days after receipt by the Company of the audited financial statements for such fiscal year and confirmation that the Cash Incentive Objectives have been met, a proportionate share of the Cash Incentive Compensation due to the Executive for such fiscal year based upon the percent of the fiscal year that the Executive worked for the Company prior to such termination. In addition, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of one (1) year from Date of Termination on the basis in effect at the date of the termination of the Executive's employment, subject to the Company's right to amend, modify or terminate any such plan. The Executive and his dependents shall also be entitled to any continuation of coverage rights under any applicable law,

               (b) DEATH. If the Executive's employment shall be terminated by reason of the Executive's death, the Company shall pay the Executive his salary through the Date of Termination and the Executive's beneficiaries shall be entitled to receive any benefits due to them as a result of any life insurance policy the Executive receives pursuant to
Section 4(c) of this Agreement. In the event that the Cash Incentive Objectives are met at the end of the fiscal year in which the Executive is terminated, the Company shall also pay to the Executive, within thirty (30) days after receipt by the Company of the audited financial statements for such fiscal year and confirmation that the Cash Incentive Objectives have been met, a proportionate share of the Cash Incentive Compensation due to the Executive for such fiscal year based upon the percent of the fiscal year that the Executive worked for the Company prior to such termination. In addition, the Company shall keep in force existing health insurance covering the Executive's dependents for a period of one (1) year from Date of Termination on the basis in effect at the date of the termination of the Executive's employment, subject to the Company's right to amend, modify or terminate any such plan. The Executive and his dependents shall also be entitled to any continuation of coverage rights under any applicable law.

               (c) CAUSE. If the Executive's employment shall be terminated for cause pursuant to Section 5(c) hereof, the Company shall pay the Executive his salary through the Date of Termination. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

               (d) OTHER TERMINATIONS BY THE COMPANY. If the Company shall terminate the Executive's employment without cause pursuant to Section 5(d) hereof or if there has been a Constructive Discharge pursuant to Section 5(f) hereof, the Company shall pay

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the Executive the salary payable to the Executive pursuant to and in accordance with Section 4(a) hereof through the Expiration Date. The Company shall also pay to the Executive, within thirty (30) days after the Date of Termination, a proportionate share of the Cash Incentive Compensation due to the Executive for the fiscal year in which the Date of Termination has occurred based upon the percent of the fiscal year that the Executive worked for the Company prior to such termination. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law. In addition, the Company shall keep in force existing health insurance covering the Executive's dependents through the Expiration Date on the basis in effect at the date of the termination of the Executive's employment, subject to the Company's right to amend, modify or terminate any such plan. The Executive and his dependents shall also be entitled to any continuation of coverage rights under any applicable law.

               (e) VOLUNTARY RESIGNATION. If the Executive terminates his employment with the Company pursuant to Section 5(e) hereof, the Company shall pay the Executive the salary payable to the Executive pursuant to and in accordance with the provisions of Section 4(a) hereof through the Date of Resignation. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          7.   CONFIDENTIALITY AND NON-SOLICITATION COVENANTS.

               (a) CONFIDENTIALITY. In addition to the agreements set forth in Section 5(h)(i), the Executive hereby agrees that the Executive will not, during the Employment Period or any period thereafter, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; PROVIDED, HOWEVER, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or
(iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "CONFIDENTIAL INFORMATION" means: information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the customers, employees,

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business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists of the Company and its affiliates.

               (b) NON-SOLICITATION. In addition, the Executive hereby agrees that (A) during the Employment Period and any period of time for which salary is obligated to be paid to the Executive pursuant to and in accordance with the terms of Section 6 (any such period referred to herein as the "SEVERANCE PERIOD") or (B) during the Employment Period and for one year thereafter, whichever period is longer, the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the sale of physical logistics services to any person, firm or corporation which, at any time during the Employment Period has been or is a customer of or in the habit of dealing with the Company in its business, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, on or during the six months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Company.

          8. COVENANT NOT TO COMPETE. The Executive agrees that (A) during the Employment Period and the Severance Period or (B) during the Employment Period and for one year thereafter, whichever period is longer, he will not directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any profit or non-profit business or organization which, directly or indirectly, competes with, or in any way interferes with, the business of physical logistics services provided by the Company or any of its affiliates, in any part of North America.

          9. INJUNCTIVE RELIEF AND ENFORCEMENT. In the event of breach by the Executive of the terms of Sections 5(h)(i), 7 or 8, the Company shall be entitled to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(h)(i), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(h)(i), 7 or 8 may be inadequate. In addition, in the event the agreements set forth in

                                     -10-
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Sections 5(h)(i), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

         10. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

         If to the Executive:
                                ----------------------------
                                ----------------------------
                                ----------------------------

         If to the Company:     International Logistics Limited
                                330 South Mannheim Road
                                Hillside, Illinois  60162
                                Attention:  Roger E. Payton

         With a copy to:
                                ----------------------------
                                ----------------------------
                                ----------------------------

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; PROVIDED, HOWEVER, that if any one or more of the terms contained in Sections 5(h), 7 or 8 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

         12. ASSIGNMENT. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

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

         13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Illinois (without reference to the choice of law provisions of Illinois law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         16. ARBITRATION. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Chicago, Illinois, administered by AAA, in accordance with AAA's Commercial Arbitration Rules then in effect. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

         17. LIMITATION ON LIABILITIES. If the Executive is awarded any damages as compensation for any breach or action related to this Agreement, a breach of any covenant contained in this Agreement (whether express or implied by either law or fact), or any other cause of action based in whole or in part on any breach of any provision of this Agreement, such damages shall be limited to contractual damages and shall exclude (i) punitive damages, and (ii) consequential and/or incidental damages (E.G., lost profits and other indirect or speculative damages). The maximum amount of damages that the Executive may recover for any reason shall be the amount equal to all amounts owed (but not yet paid) to the Executive pursuant to this Agreement through its natural term or through any Severance Period.

         18. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the Company and the

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Executive with respect to the employment of the Executive by the Company as contemplated hereby, and this Agreement supersedes all prior agreements, understandings, representations, promises, negotiations and discussions, whether written or oral. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

         19.   THE EXECUTIVE'S ACKNOWLEDGMENT.  The Executive acknowledges
(a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                             INTERNATIONAL LOGISTICS LIMITED


                             ------------------------------------------------
                             Name:  Roger E. Payton
                             Title:  Chief Executive Officer





                             ------------------------------------------------